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                                                      Exhibit (10)(iii)(A)(1)(i)
                                                                  to
                                                         Form 10-K for 1995

                              CINCINNATI BELL INC.
                            SHORT TERM INCENTIVE PLAN

                     (As amended effective January 1, 1995)


     1. PURPOSE. The purpose of the Short Term Incentive Plan (the "Plan") is to provide key executives of Cincinnati Bell Inc. ("Cincinnati Bell") and its principal subsidiaries with incentive compensation based upon the achievement of specific short-term performance goals.

     2. AWARDS. The Compensation Committee of the Board of Directors of Cincinnati Bell (the "Committee") may make awards in each calendar year with respect to the preceding year ("Award Year"), beginning with awards made in 1996 with respect to Award Year 1995, in such amounts and to such of the Eligible Executives (as defined in Section 3(a)) as it may determine in its sole discretion subject to the limitations of the Plan. Awards shall be paid in cash in the calendar year the awards are made, except to the extent that an Eligible Executive has made an election to defer the receipt of such award pursuant to the Cincinnati Bell Inc. Executive Deferred Compensation Plan.

     For each Award Year the Committee shall establish a standard award level ("Standard Award") for each Eligible Executive. A percentage of the Standard Award for any Award Year may be awarded depending upon individual merit and satisfaction of the performance criteria established by the Committee for the Award Year.



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     3.   ELIGIBILITY.

          (a) Each key executive of Cincinnati Bell and its principal subsidiaries whose compensation for the Award Year is established by the Committee is eligible for an award under the Plan for the Award Year ("Eligible Executive"), whether or not so employed or living at the date an award is granted; provided that the executive had at least three months of active service (excluding any time the executive was absent on account of disability and receiving any disability benefits under the Sickness and Accident Disability Benefits Plan of Cincinnati Bell or a direct or indirect subsidiary ("Disability Benefits") during the Award Year. An Eligible Executive is not rendered ineligible by reason of being a member of the Board of Directors of Cincinnati Bell or a direct or indirect subsidiary.

          (b) The Standard Award applicable to an Eligible Executive for an Award Year shall be prorated over the Award Year or the Eligible Executive shall be ineligible for an award, as follows:

               (1)  entrance to or exit from      -    prorate from date of
                    a level of management              entrance or exit
                    eligible for awards
                    after the beginning
                    of the Award Year

               (2)  receipt of Disability         -    prorate to the day based
                    Benefits for more than             on time of service while
                    three months in an                 not receiving Disability
                    Award Year under the               Benefits
                    Cincinnati Bell Plan or Plan
                    of a direct or indirect
                    subsidiary


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               (3)  retirement or resignation     -    prorate to date of
                                                       retirement or resignation

               (4)  leave of absence for          -    prorate to date leave
                    more than three months             commences unless other-
                                                       wise provided by the
                                                       Committee

               (5)  death during an Award         -    prorate to date of death
                    Year

               (6)  dismissal during or           -    no award
                    after an Award Year


     4.   ADJUSTMENTS.

          (a) In order to assure the incentive features of the Plan and to avoid distortion in the operation of the Plan, the Committee may make adjustments in the criteria established for any Award Year under Section 2 whether before or after the end of the Award Year to the extent it deems appropriate in its sole discretion, which shall be conclusive and binding upon all parties concerned, to compensate for or reflect any extraordinary changes which may have occurred during the Award Year which significantly alter the basis upon which such performance criteria were determined. Such changes may include without limitation changes in accounting practices, tax, regulatory or other laws or regulations, or economic changes not in the ordinary course of business cycles.

          (b) In the event of any change in outstanding shares of Cincinnati Bell or any of its consolidated subsidiaries by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other


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similar corporate change, the Committee shall make such adjustments, if any, that it deems appropriate in the performance criteria established under Section 2 for any Award Year not then completed; any and all such adjustments to be conclusive and binding upon all parties concerned.

     5.   OTHER CONDITIONS.

          (a) No person shall have any claim to be granted an award under the Plan and there is no obligation for uniformity of treatment of Eligible Executives under the Plan. Awards under the Plan may not be assigned or alienated.

          (b) Neither the Plan nor any action taken hereunder shall be construed as giving to any employee the right to be retained in the employ of Cincinnati Bell or any direct or indirect subsidiary.

          (c) All applicable federal, state or local taxes required by law will be withheld with respect to any award paid under the Plan.

     6. DESIGNATION OF BENEFICIARIES. An Eligible Executive may designate a beneficiary or beneficiaries to receive all or part of the awards which may be granted to the Eligible Executive under the Plan in case of death. A designation of beneficiary may be replaced by a new designation or may be revoked by the Eligible Executive at any time. A designation or revocation shall be on a form to be provided for the purpose and shall be signed by the Eligible Executive and delivered to Cincinnati Bell prior to the Eligible Executive's death. In case of the Eligible Executive's death, an award granted under the Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated


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beneficiary or beneficiaries.  Any award granted to an Eligible Executive who is deceased and not subject to such a designation shall be distributed to the Eligible Executive's estate. If there shall be any question as to the legal right of any beneficiary to receive an award under the Plan, the amount in question may be paid to the estate of the Eligible Executive, in which event neither Cincinnati Bell nor any of its personnel shall have any further liability to anyone with respect to such amount.

     7.   PLAN ADMINISTRATION.

          (a) The Committee shall have full power to administer and interpret the Plan and to establish rules for its administration. The criteria for performance referred to in Section 2 achieved for each Award Year shall be conclusively determined by the Committee. The determination of performance referred to in Section 2 achieved for any Award Year may but need not be adjusted to reflect extraordinary financial items and adjustments or restatements of the financial statements, in the discretion of the Committee. Any such determination shall not be affected by subsequent adjustments or restatements. The Committee, in making any determinations under or referred to in the Plan, shall be entitled to rely on opinions, reports or statements of officers or employees of Cincinnati Bell and its direct and indirect subsidiaries, and of counsel, public accountants and other professional or expert persons.

          (b) The Plan shall be governed by the laws of the State of Ohio and applicable Federal law.

     8. MODIFICATION OR TERMINATION OF PLAN. The Board of Directors of Cincinnati Bell may modify or terminate the Plan at any time to be effective at such date as such


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Board of Directors may determine.  A modification may affect present and future eligible employees.

     9. PROVISIONS UPON CHANGE IN CONTROL. In the event of a Change in Control, the provisions of this Section 9 will supersede any conflicting provisions of the Plan.

          In the event of a Change in Control, a pro rata portion of the Standard Award applicable to an Eligible Executive for the Award Year in which the Change in Control occurs shall be paid to each Eligible Executive within five (5) business days of such Change in Control. The pro rata portion of such awards to be paid shall equal the full present value of such award as of the first day of the month in which Change in Control occurs multiplied by a ratio, the numerator of which shall equal the number of full and partial months (including the month in which any Change in Control occurs) from the first day of the Award Year and the denominator of which shall equal twelve (12). In addition, upon a Change in Control, awards for any preceding year which have not been paid out shall be immediately paid. If the amount to be so paid has not been determined, the amount to be paid shall equal no less than the Standard Award.

          For the purposes of this Section 9, a "Change in Control" means and shall be deemed to occur if, on or after January 1, 1995:

               (i) a tender offer shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of Cincinnati Bell;

              (ii) Cincinnati Bell shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in


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the aggregate by the former shareholders of Cincinnati Bell, other than affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation;

             (iii) Cincinnati Bell shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary;

              (iv) a person within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on January 1, 1995) of the Securities Exchange Act of 1934, shall acquire 20% or more of the outstanding voting securities of Cincinnati Bell (whether directly, indirectly, beneficially or of record), or a person, within the meaning of Section 3(a)(9) or Section 13(d)(3) (as in effect on January 1, 1995) of the Securities Exchange Act of 1934, controls in any manner the election of a majority of the directors of Cincinnati Bell; or

               (v) within any period of two consecutive years commencing on or after January 1, 1995, individuals who at the beginning of such period constitute Cincinnati Bell's Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on January 1, 1995) pursuant to the Securities Exchange Act of 1934.



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          In the event of a Change in Control, the provisions of this Section 9 may not be amended on or subsequent to the Change in Control in any manner whatsoever which would be adverse to one or more Eligible Executives without the consent of each such Eligible Executive who would be so affected; provided, however, the Board of Directors of Cincinnati Bell may make minor or administrative changes to this Section 9 or changes to conform to applicable legal requirements.

                                        COMPENSATION COMMITTEE OF
                                        THE BOARD OF DIRECTORS OF
                                        CINCINNATI BELL INC.



December 11, 1995                       By   /s/ Connie M. Johnston
                                          ---------------------------------


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